Exhibit 99.1

INVO Bioscience Announces 1-for-20 Reverse Stock Split

SARASOTA, FL, May 22, 2020 -- INVO Bioscience, Inc. (OTCQB: INVO), a medical device company focused on creating alternative treatments for patients diagnosed with infertility and developers of INVOcell®, the world’s only in vivo Intravaginal Culture System, announced today that it will effect a 1-for-20 reverse stock split, previously approved by the Company's Board of Directors pursuant to the authority granted by the Company's stockholders at the Company’s annual shareholder meeting held on December 16, 2019 for a reverse split at a ratio of between 1-for 5 and 1-for-25, with discretion for the exact ratio to be approved by the Company’s board of directors . The Company's common stock will begin trading on a split-adjusted basis on Tuesday May 26, 2020 under the symbol "INVOD". After 20 trading days, the symbol will revert back to “INVO.” The new CUSIP number for the Company's common stock following the reverse stock split is 44984F 203.

Steve Shum, Chief Executive Officer of INVO Bioscience, stated, "As we continue to improve our commercialization activities and expand the awareness of our FDA-cleared INVOcell device both domestically and abroad, we also set the objective to improve the capitalization structure of the company in order to enhance our public company visibility and attractive a larger audience of investors. Today’s announcement is an important step in that process.”

Upon the effectiveness of the reverse stock split, every 20 shares of the Company's issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock. The par value per share remains the same and the reverse stock split will not modify the rights or preferences of the common stock. No fractional shares will be issued; the Company will round up any fractional share resulting from the reverse stock split to the nearest whole share. In addition to reducing the shares of common stock outstanding, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, warrants and unit purchase options and conversion of convertible notes outstanding immediately prior to the reverse stock split, with a proportional increase in the respective exercise/conversion prices.

The Company's transfer agent, Transfer Online, Inc., is the exchange agent for the reverse stock split and will correspond with stockholders of record holding physical certificates regarding the reverse stock split. Transfer Online, Inc. can be reached at 503-227-2950. Stockholders owning shares in book-entry form via a broker or other nominee need not take any action in connection with the reverse split and their positions will automatically be adjusted to reflect the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions.

About INVO Bioscience

We are a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Our solution, the INVO Procedure, is a disruptive new technology. The INVO Procedure is a revolutionary in vivo method of vaginal incubation that offers patients a more natural and intimate experience. Our lead product, the INVOcell, is a patented medical device used in infertility treatment and is considered an Assisted Reproductive Technology (ART). The INVOcell is the first Intravaginal Culture (IVC) system in the world used for the natural in vivo incubation of eggs and sperm during fertilization and early embryo development, as an alternative to traditional In Vitro Fertilization (IVF) and Intrauterine Insemination (IUI). Our mission is to increase access to care and expand fertility treatment across the globe with a goal to lower the cost of care and increase availability of care. For more information, please visit http://invobioscience.com/

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

INVO Bioscience
Steve Shum, CEO
978-878-9505
steveshum@invobioscience.com

Investors
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com